SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2004

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

           In accordance with our stock trading policy, the following executive officers have established written sales plans or arrangements as permitted under Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”): Dale L. Fuller, President and Chief Executive Officer, and Kenneth R. Hahn, Senior Vice President and Chief Financial Officer.

           Pursuant to Mr. Fuller’s Rule 10b5-1 sales plan, he has instructed his broker to sell up to a maximum of 400,000 shares of Borland’s common stock during the period from February 5, 2004 through December 15, 2005. Under Mr. Fuller’s sales plan, certain specified amounts of shares will be sold during this period subject to the trading price of Borland’s common stock and subject to applicable securities laws, including Rule 144.

           Pursuant to Mr. Hahn’s Rule 10b5-1 sales plan, he has instructed his broker to sell a maximum of 7,500 shares of Borland’s common stock during the period from November 3, 2004 through November 3, 2005. Under Mr. Hahn’s sales plan, certain specified amounts of shares will be sold during this period subject to the trading price of Borland’s common stock, and subject to applicable securities laws, including Rule 144.

           Any stock sales made under the Rule 10b5-1 sales plans for Mr. Fuller and Mr. Hahn will be publicly disclosed, as required by applicable securities laws. Except as may be required by applicable law, Borland does not undertake to report modifications, terminations, or other activities under the Rule 10b5-1 sales plans for Mr. Fuller or Mr. Hahn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: February 4, 2004	By: /s/ TIMOTHY J. STEVENS

Name: Timothy J. Stevens
Title: Senior Vice President, General Counsel, and Corporate Secretary